Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of November 30, 2024. The following table provides a breakdown of the major components of our Net Asset Value as of November 30, 2024 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $202,084)	$203,264
Cash and cash equivalents	17,340
Other assets	8,591
Other liabilities	(19,257)
Accrued performance fee	(143)
Management fee payable	(167)
Net Asset Value	$209,628
Number of outstanding shares	8,152,842

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of November 30, 2024 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of November 30, 2024
Series I
A-I Shares	$15,240	594,635	$25.63
F-I Shares	$15,818	617,756	$25.61
F-S Shares	$3	110	$25.61
P-I Shares	$3	110	$25.67
P-S Shares	$3	110	$25.67
E Shares	$76	2,935	$25.75
T-I Shares	$19,172	745,163	$25.73
T-S Shares	$3,379	131,422	$25.71
V Shares	$1	40	$25.70
Series II
A-I Shares	$22,693	884,349	$25.66
F-I Shares	$47,625	1,857,686	$25.64
F-S Shares	$3	110	$25.63
P-I Shares	$3	110	$25.70
P-S Shares	$27,694	1,077,701	$25.70
E Shares	$55,289	2,138,504	$25.86
T-I Shares	$463	17,997	$25.74
T-S Shares	$2,162	84,063	$25.72
V Shares	$1	40	$25.60
Total	$209,628	8,152,842